                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           FILED BY THE REGISTRANT [ ]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:

   [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission
                     Only (as permitted by Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AMKOR TECHNOLOGY, INC.

                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.

                            [ ] Fee computed on table
               below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

                                  [AMKOR LOGO]
                             1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380

July 2, 2003
To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Wednesday, July 30, 2003 at 11:00 a.m., at The Wyndham Suites Valley Forge, located at 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700.

     The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     We also encourage you to read the Annual Report. It includes information about our Company, as well as our audited financial statements. A copy of our Annual Report is included with this Proxy Statement.

     Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ JAMES J. KIM
                                          James J. Kim
                                          Chairman of the Board and
                                          Chief Executive Officer

                             AMKOR TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 30, 2003

Dear Amkor Stockholder:

     On Wednesday, July 30, 2003, Amkor Technology, Inc., a Delaware corporation, will hold its 2003 Annual Meeting of Stockholders at The Wyndham Suites Valley Forge, located at 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700. The meeting will begin at 11:00 a.m.

     Only stockholders who held stock at the close of business on June 20, 2003 can vote at this meeting or any adjournments that may take place. At the meeting we will:

     1. Elect the Board of Directors.

     2. Approve the ratification of the appointment of our independent accountants for 2003.

     3. Attend to other business properly presented at the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO
                  PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

     The approximate date of mailing for this proxy statement and card is July 2, 2003.

                                                  THE BOARD OF DIRECTORS
July 2, 2003
West Chester, Pennsylvania

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             AMKOR TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Amkor Technology, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, July 30, 2003, at 11:00 a.m., and at any adjournment that may take place.

     The Annual Meeting will be held at The Wyndham Suites Valley Forge, located at 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700. Our principal executive offices are located at 1345 Enterprise Drive, West Chester, Pennsylvania 19380. Our telephone number is (610) 431-9600.

     We mailed these proxy materials on or about July 2, 2003 to stockholders of record who held our common stock on June 20, 2003.

     The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

     Q: WHAT MAY I VOTE ON?

     A: (1) The election of eight nominees to serve on our Board of Directors;
            AND

        (2) The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003.

     Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     A: The Board recommends a vote FOR each of the nominees and FOR the appointment of PricewaterhouseCoopers LLP as independent accountants for 2003.

     Q: WHO IS ENTITLED TO VOTE?

     A: Stockholders as of the close of business on June 20, 2003 (the "Record
        Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 166,211,909 shares of the Company's common stock were issued and outstanding and held by 399 holders of record (including shares held in "street name").

     Q: HOW DO I VOTE?

     A: You may vote in person at the Annual Meeting or by signing and dating each proxy card you receive and returning it in the prepaid envelope.

     Q: HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

     A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying the Company's Secretary, Kevin Heron, c/o Amkor Technology, Inc. 1345 Enterprise Drive, West Chester, PA 19380, by returning a later-dated proxy card, by voting in person at the meeting or by mailing a written notice of revocation to the attention of the Company's Secretary.

     Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

     Q: WHO WILL COUNT THE VOTE?

     A: Representatives of the Company's counsel, Wilson, Sonsini, Goodrich &
        Rosati, will count the votes and act as the inspector of elections. The Company believes that the procedures to be used by the inspector of elections to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

     Q: WHAT IS A "QUORUM"?

     A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present or represented for purposes of determining whether stockholder approval of that matter has been obtained but will be counted for purposes of establishing a quorum.

     Q: WHO CAN ATTEND THE ANNUAL MEETING?

     A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the Annual Meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of share ownership.

     Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     A: Although we do not know of any business to be considered at the 2003
        Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James J. Kim, Amkor's Chief Executive Officer, and Kenneth T. Joyce, Amkor's Chief Financial Officer, to vote your shares on such matters at their discretion.

     Q: HOW AND WHEN MAY I SUBMIT PROPOSALS FOR THE 2004 ANNUAL MEETING?

     A: To have your proposal included in the Company's proxy statement for the 2004 Annual Meeting, you must submit your proposal in writing on or about March 2, 2004 to the Company's Secretary, c/o Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380.

        If you submit a proposal for the 2004 Annual Meeting after the above-referenced deadline, the proxy for the 2004 Annual Meeting may confer upon management discretionary authority to vote on your proposal.

        You should also be aware of certain other requirements you must meet to have your proposal brought before the 2004 Annual Meeting, and these requirements are explained in Rule 14a-8 of the Securities Exchange Act of 1934.

     Q: WHO IS SOLICITING PROXIES?

     A: This solicitation of proxies is made by the Company's Board of Directors, and all related costs will be borne by the Company.

        The Company has retained the services of Georgeson Shareholder to aid in the distribution of annual meeting materials to brokers, bank nominees and other institutional owners. The Company estimates it will pay Georgeson Shareholder a fee of approximately $3,500 for such services.

        Proxies may also be solicited by certain of the Company's officers and regular employees, without additional compensation, in person or by telephone or facsimile.

                           PROPOSALS YOU MAY VOTE ON

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     There are eight (8) candidates nominated for election to the Board of Directors ("Board of Directors" or "Board") this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the eight nominees named below, each of whom is presently a director. Each nominee has consented to be named a nominee in this proxy statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees as possible (or, if new nominees have been designated by the Board, in such manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. All directors are elected annually and serve a one-year term until our next annual meeting, or until their successor is duly elected. We expect that each nominee will be able to serve as a director.

REQUIRED VOTE

     Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward the total votes cast in favor of a nominee.

                YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
               ELECTION OF EACH OF THE NOMINATED DIRECTORS BELOW.

NOMINEES FOR THE BOARD OF DIRECTORS

     The following table sets forth the names and the ages as of February 28, 2003 of our incumbent directors who are being nominated for re-election to the Board of Directors:

NAME                                        AGE                    POSITION
----                                        ---                    --------
James J. Kim..............................  67    Chief Executive Officer and Chairman
John N. Boruch............................  60    Chief Operating Officer, President and
                                                  Director
Winston J. Churchill(1)(2)(3).............  62    Director
Thomas D. George(1).......................  62    Director
Gregory K. Hinckley(2)....................  56    Director
Juergen Knorr.............................  70    Director
John B. Neff(2)(3)........................  71    Director
James W. Zug(2)...........................  62    Director

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

(3) Member of the Nominating Committee.

     JAMES J. KIM. James J. Kim, 67, has served as our Chief Executive Officer and Chairman since September 1997. Mr. Kim founded our predecessor, Amkor Electronics, Inc., in 1968 and served as its Chairman from 1970 to April 1998. Mr. Kim is a director of Electronics Boutique Holdings Corp., an electronics retail chain.

     JOHN N. BORUCH. John N. Boruch, 60, has served as our President and a director since September 1997 and our Chief Operating Officer since February 1999. Mr. Boruch served as President of Amkor Electronics, Inc., our predecessor, from February 1992 through April 1998. From 1991 to 1992, he served as our predecessor's Corporate Vice President in charge of sales. Mr. Boruch joined us in 1984. Prior to this he was with Motorola, a communications and electronics company, for 18 years. Mr. Boruch earned a B.A. in Economics from Cornell University. Mr. Boruch is also a director of the Fabless Semiconductor Association.

     WINSTON J. CHURCHILL. Winston J. Churchill, 62, has been a director of our Company since July 1998. Mr. Churchill is a managing general partner of SCP Private Equity Management, L.P. ("SCP"), which manages private equity funds for institutional investors. Mr. Churchill is also Chairman of CIP Capital Management, Inc. Previously, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983 he practiced law at the Philadelphia firm of Saul, Ewing, Remick & Saul where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Griffin Land and Nurseries, Inc., Innovated Solutions and Support, Inc. and of various SCP portfolio companies. In addition, he serves as a director of various charities and educational institutions including American Friends of New College, Oxford, England, Georgetown University, Fordham University, the Gesu School and the Young Scholars Charter School. From 1989 to 1993 he served as Chairman of the Finance Committee of the Pennsylvania Public School Employees' Retirement System. Mr. Churchill is also a member of the Executive Committee of the Council of Institutional Investors.

     THOMAS D. GEORGE. Thomas D. George, 62, has been a director of our Company since November 1997. Mr. George was Executive Vice President, and President and General Manager, Semiconductor Products Sector ("SPS") of Motorola, Inc., from April 1993 to May 1997. Prior to that, he held several positions with Motorola, Inc., including Executive Vice President and Assistant General Manager, SPS, from November 1992 to April 1993 and Senior Vice President and Assistant General Manager, SPS, from July 1986 to November 1992. Mr. George is currently retired and is a director of Ultratech Stepper, Inc.

     GREGORY K. HINCKLEY. Gregory K. Hinckley, 56, has been a director of our Company since November 1997. Mr. Hinckley has served as Director, President and Chief Operating Officer of Mentor Graphics Corporation, an electronics design automation software company, since November 2000. From January 1997 until November 2000, he held the position of Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics Corporation. From November 1995 until January 1997, he held the position of Senior Vice President with VLSI Technology, Inc., a manufacturer of complex integrated circuits. From August 1992 until December 1996, Mr. Hinckley held the position of Vice President, Finance and Chief Financial Officer with VLSI Technology, Inc.

     JUERGEN KNORR. Juergen Knorr, 70, has been a director of our Company since February 2001. Dr. Knorr is the former CEO and Group President of Siemens Semiconductor Group, and a former member of the Executive Board of Siemens AG. Following his retirement from Siemens in 1996, Dr. Knorr has taken an active role in advancing the European semiconductor industry as a member of the Joint European Submicron Silicon Initiative, as past president of the European Electronics Components Manufacturer Association, and as president and chairman of Micro Electronics Development for European Applications (MEDEA).

     JOHN B. NEFF. John B. Neff, 71, has been a director of our Company since January 1999. Mr. Neff was portfolio manager for the Windsor Fund and the Gemini II mutual fund from 1964 until his retirement in 1995. He was also Senior Vice President and Managing Partner of Wellington Management, one of the largest investment management firms in the United States. From 1996 to 1998, Mr. Neff was a director with Chrysler Corporation. He is a member of the Board of Directors of Crown Holdings, Inc. and Greenwich Associates and on the executive Board of Directors of Invemed Catalyst Fund, LLP.

     JAMES W. ZUG. James W. Zug, 62, has been a director of our Company since January 2003. Mr. Zug retired from PricewaterhouseCoopers LLP in 2000 following a 37-year career at PricewaterhouseCoopers and Coopers & Lybrand. From 1998 until his retirement Mr. Zug was Global Leader -- Global Deployment for PricewaterhouseCoopers. From 1993 to 1998 he was Managing Director International for Coopers & Lybrand. PricewaterhouseCoopers is Amkor's independent accountant; however, Mr. Zug was not involved with servicing Amkor during his tenure at PricewaterhouseCoopers. Mr. Zug serves on the Boards of Directors of SPS Technologies, Inc., Stackpole Ltd, Brandywine Fund Inc., and Brandywine Blue Fund Inc. He is also on the Boards of Directors of the Philadelphia Orchestra Association, the Kimmel Center for the Performing Arts, the Episcopal Academy, and the Merion Golf Club.

DIRECTOR COMPENSATION

     We do not compensate directors who are also employees or officers of our Company for their services as directors. Non-employee directors, however, are eligible to receive: (1) an annual retainer of $25,000 as of January 2003, (2) $2,000 per meeting of the Board of Directors that they attend, (3) $2,000 per meeting of a committee of the Board of Directors that they attend and (4) $500 per non-regularly scheduled telephonic meeting of the Board of Directors in which they participate. We also reimburse non-employee directors for travel and related expenses incurred by them in attending board and committee meetings.

     1998 Director Option Plan: Our Board of Directors adopted the 1998 Director Option Plan (the "Director Plan") in January 1998. A total of 300,000 shares of common stock have been reserved for issuance under the Director Plan. The option grants under the Director Plan are automatic and non-discretionary. As of January 1, 2003, the Director Plan provides for an initial grant of options to purchase 20,000 shares of common stock to each new non-employee director of the Company when such individual first becomes a non-employee director. In addition, each non-employee director will automatically be granted subsequent options to purchase 10,000 shares of common stock on each date on which such director is re-elected by the stockholders of the Company, provided that as of such date such director has served on the Board of Directors for at least six months. The exercise price of the options is 100% of the fair market value of the common stock on the grant date. The term of each option is ten years and each option granted to a non-employee director vests over a three year period. The Director Plan will terminate in January 2008 unless sooner terminated by the Board of Directors.

     If all or substantially all of our assets are sold to another entity or we merge with or into another corporation, that acquiring entity or corporation may either assume all outstanding options under the Director Plan or may substitute equivalent options. Following an assumption or substitution, if the director is terminated other than upon a voluntary resignation, any assumed or substituted options will vest and become exercisable in full. If the acquiring entity does not either assume all of the outstanding options under the Director Plan or substitute an equivalent option, each option issued under the Director Plan will immediately vest and become exercisable in full.

                          BOARD MEETINGS & COMMITTEES

     Our Company's Board of Directors meets three or four times a year in regularly scheduled meetings, but will meet more often if necessary. The Board of Directors held three meetings and acted by unanimous written consent on four occasions during 2002 and all of the directors attended all of the Board of Directors meetings and Committee meetings of which they were members.

     The full Board of Directors considers all major decisions of our company. However, the Board of Directors has established a compensation committee, an audit committee and a nominating committee.

  Compensation Committee

     The Compensation Committee is presently comprised of Messrs. George and Churchill. The Compensation Committee: (1) reviews and approves annual salaries, bonuses, and grants of stock options pursuant to our 1998 Stock Plan and (2) reviews and approves the terms and conditions of all employee benefit plans or changes to these plans. During 2002, the Compensation Committee met three times apart from regular meetings with the entire Board of Directors.

  Audit Committee

     The Audit Committee is comprised of Messrs. Churchill, Hinckley, Neff and Zug all of whom meet the independence and experience requirements set forth in the rules of the NASDAQ listing standards and all of whom are audit committee financial experts. The Audit Committee: (1) recommends to the Board of Directors the annual appointment of our independent accountants, (2) discusses and reviews in advance the scope and the fees of the annual audit, (3) reviews the results of the annual audit with the independent accountants and discusses the foregoing with the Company's management, (4) reviews and approves non-audit services of the independent accountants, (5) reviews the activities, organizational structure and qualifications of the Company's internal audit function, (6) reviews management's analysis of the Company's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices and (7) reviews and discusses with our independent accountants their independence. The Audit Committee met ten times apart from regular meetings with the entire Board. In connection with the execution of the responsibilities of the Audit Committee including the review of the Company's quarterly earnings prior to the public release of the information, the Audit Committee members communicated throughout 2002 with the Company's management and independent accountants.

  Nominating Committee

     The Nominating Committee is comprised of Messrs. Churchill and Neff. The Nominating Committee reviews prospective candidates for the Board of Directors, and makes recommendations to the entire Board of Directors with regard to such candidates.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, (the "Committee"), of the Company's Board of Directors currently consists of Mr. Winston Churchill (Chairman), and Mr. Thomas George. Both members were designated by the Board on November 10, 1998. No member of the Committee during 2002 was an employee of the Company or any of its subsidiaries. Each member meets the definition of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code").

     The Committee has overall responsibility for the Company's executive compensation policies and practices. The Committee's functions include:

     - Determining the compensation of the Chief Executive Officer of the Company.

     - Reviewing and approving all other executive officers' compensation, including salary and payments under the executive bonus plan, in each case based in part upon the recommendation of the Chief Executive Officer of the Company.

     - Granting awards to executive officers under the Company's stock option incentive plans.

     - Reviewing and making recommendations to the Board of Directors regarding compensation goals and guidelines for the Company's employees and criteria by which bonuses to the Company's employees are determined.

     - Administering the Company's 1998 Stock Plan and its Employee Stock Purchase Plan.

  Compensation Philosophy

     The Company's compensation philosophy is to attract and retain top talent within the packaging industry through a multifaceted compensation approach. This includes aligning base pay with companies with whom the Company competes with for top talent. These companies are within both the semiconductor and printed circuit board manufacturing sectors. The Company's approach to total cash compensation is that it should vary with the performance of the Company in obtaining the financial and operational objectives of the Company. The Company has an incentive program for all employees which is proportional to Company profitability. In addition, the Company has an executive bonus program that is based on annual operational performance.

  Salaries

     It is the Committee's objective to establish base salaries at levels that are comparable to those paid to executives with comparable qualifications, experience and responsibilities at other companies in the electronics industry, including semiconductor and printed circuit board companies. The Committee believes that it is necessary to attract and retain the leaders in the packaging industry, as the Company competes with these companies for executive talent. At the end of the fiscal year, each executive officer is reviewed by Mr. Kim. The review of executive officers made in fiscal 2002 for performance related to their specific function within the organization and results achieved by them relative to key performance factors. The Committee reviewed independently these recommendations and approved, with any modifications that it deemed appropriate, the annual salary, including salary increases, for the executive officers. Industry, peer group and national survey results were also considered in making salary determinations to maintain parity of the Company's pay practices within the electronics and wafer fabrication industries.

  Compensation for the Chief Executive Officer

     In fiscal 2002, James J. Kim served as the Chairman of the Board and Chief Executive Officer of the Company. The Committee's criteria for determining Mr. Kim's compensation were driven by several factors: the competitive marketplace, the Company's position in the rapidly evolving technology sector in which it operates, the Company's operating and financial performance in 2002, Mr. Kim's relative ownership interest in the Company and, most importantly, his leadership and establishment and implementation of strategic direction for the Company.

     The Committee believes that Mr. Kim's performance throughout the fiscal year ended December 31, 2002 was outstanding and that he continues to demonstrate highly effective leadership.

  Annual Incentive Compensation

     Each executive officer's performance, as well as their total cash compensation on a peer-market level was evaluated by the Committee to determine the appropriate cash bonus award. Additionally, industry standards regarding cash bonuses as a percentage of total base pay were reviewed to ensure alignment within the industry.

  Executive Incentive Bonus Plan

     An executive incentive plan was established by the Compensation Committee in 1999. This Executive Incentive Bonus Plan (the "EIBP"), is a cash based incentive bonus program. The purpose of this plan is to align executive officers' as well as key employees' performance with Company objectives and operating income and revenue growth. The EIBP establishes performance targets for each of these three measures, and determines, by individual, the targeted bonus level for performance. In 2002, no bonuses were paid.

  Employee Profit Sharing Plan

     Most employees of the Company are eligible to participate in a cash bonus program which is proportional to corporate profitability. Annually, a percentage of the Company's profit before taxes is allocated to the profit sharing pool. This allocation is distributed as a percentage of employees' base pay, to eligible participants within the Company. In 2002, no bonuses were paid.

  Long-Term Incentive Compensation

     Long-term incentive compensation currently consists solely of stock options. The Committee is responsible for the administration of the Company's stock option program. Option grants are made under the Stock Option Plan, as amended, at the fair market price on the date of grant and expire up to ten years after the date of the grant. The Committee believes that stock options are a competitive necessity in the electronics industry.

     As a general rule, the Committee believes that a certain portion of the compensation package for all Executive Officers should be based on long-term incentives.

Winston J. Churchill, Chair

Thomas D. George

                         REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to review the Company's financial reporting process on behalf of the Board of Directors. The Committee is comprised solely of independent directors, as defined in the NASDAQ listing standards, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

     As set out in the charter, the Committee's overall responsibility is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, accounting and financial reporting principles, internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent accountants are responsible for auditing the Company's consolidated financial statements and expressing an opinion in accordance with generally accepted auditing standards. The Committee meets with the independent accountants, with and without management present, to discuss the results of their audit, the evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In performing its oversight function, the Committee considered and discussed the Company's audited consolidated financial statements with management and the independent accountants. The Committee discussed significant accounting policies applied by the Company in its consolidated financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent accountants the matters required for discussion by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee discussed with the independent accountants their independence from the Company and its management and obtained the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee considered whether the provision of other non-audit services by the independent accountants to the Company is compatible with maintaining the independent accountants' independence. The Committee concluded that the independent accountants are independent from the Company and its management.

     Based on all of the foregoing, the Committee recommended to the Board of Directors, and the Board approved, that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Committee selected and the Board of Directors ratified, subject to shareholder approval, the selection of the Company's independent accountants for the audit of the consolidated financial statements for the year ending December 31, 2003.

James W. Zug, Chair

Winston J. Churchill

Gregory K. Hinckley

John B. Neff

                       COMPENSATION COMMITTEE INTERLOCKS

     The Compensation Committee currently consists of Messrs. Churchill and George. No member of the Compensation Committee was an officer or employee of Amkor or any of Amkor's subsidiaries during fiscal 2002. None of Amkor's Compensation Committee members or executive officers has served on the Board of Directors or on the compensation committee of any other entity one of whose executive officers served on our Board of Directors or on our Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have had a long-standing relationship with Anam Semiconductor, Inc. ("ASI"). ASI was founded in 1956 by Mr. H. S. Kim, the father of Mr. James Kim, our Chairman and Chief Executive Officer. Through our supply agreements with ASI, we historically had a first right to substantially all of the packaging and test services capacity of ASI and the exclusive right to all of the wafer output of ASI's wafer fabrication facility. With our acquisition of K1, K2 and K3 in May 2000, we no longer received packaging and test services from ASI. Under the wafer fabrication services supply agreement which was consummated in January 1998 and terminated as of February 28, 2003, we had the exclusive right but not the requirement to purchase all of the wafer output of ASI's wafer fabrication facility on pricing terms negotiated annually. As part of our strategy to sell our investment in ASI and to divest our wafer fabrication services business, we entered into a series of transactions beginning in the second half of 2002:

     - In September 2002, we sold 20 million shares of ASI common stock to Dongbu Group for $58.1 million in net cash proceeds and 42 billion Korean Won (approximately $35.4 million at a spot exchange rate as of December 31, 2002) of interest bearing notes from Dongbu Corporation payable in two equal principal payments in September 2003 and February 2004. The Dongbu Group comprises Dongbu Corporation, Dongbu Fire Insurance Co., Ltd. and Dongbu Life Insurance Co., Ltd., all of which are Korean corporations and are collectively referred herein as "Dongbu." Additionally, we divested one million shares of ASI common stock in connection with the payment of certain advisory fees related to this transaction.

     - As of February 28, 2003, we sold our wafer fabrication services business to ASI for total consideration of $62 million.

     - In separate transactions designed to facilitate a future merger between ASI and Dongbu, (i) we acquired a 10% interest in Acqutek from ASI for $1.9 million; (ii) we acquired the Precision Machine Division (PMD) of Anam Instruments, a related party to Amkor, for $8 million; and (iii) Anam Instruments, which had been partially owned by ASI, utilized the proceeds from the sale of PMD to us to buy back all of the Anam Instruments shares owned by ASI. Acqutek supplies materials to the semiconductor industry and is publicly traded in Korea. An entity controlled by the family of James Kim, our Chairman and Chief Executive Officer, held a 25% ownership interest in Acqutek at the time of our acquisition of our interest in Acqutek. We have historically purchased and continue to purchase leadframes from Acqutek. PMD supplies sophisticated die mold systems and tooling to the semiconductor industry and historically over 90% of its sales were to Amkor. At the time of our acquisition of PMD, Anam Instruments was owned 20% by ASI and 20% by a family member of James Kim.

     Each of the transactions with Dongbu, ASI and Anam Instruments are interrelated and it is possible that if each of the transactions were viewed on a stand-alone basis without regard to the other transactions, we could have had different conclusions as to fair value.

     As of February 28, 2003, we sold our wafer fabrication services business to ASI. In addition, pursuant to the definitive agreements with Dongbu, (1) Amkor and Dongbu agreed to use reasonable best efforts to cause Dongbu Electronics and ASI to be merged together as soon as practicable, (2) Amkor and Dongbu agreed to cause ASI to use the proceeds ASI received from its sale of stock to Dongbu to purchase shares in Dongbu Electronics and (3) Amkor and Dongbu agreed to use their best efforts to provide releases and indemnifications to the chairman, directors and officers of ASI, either past or incumbent, from any and all liabilities arising out of the performance of their duties at ASI between January 1, 1995 and December 31, 2001. The last provision would provide a release and indemnification for James Kim, our CEO and Chairman, and members of his family. We are not aware of any claims or other liabilities which these individuals would be released from or for which they would receive indemnification.

     At January 1, 2002 Amkor owned 47.7 million shares or 42% of ASI's voting stock. During 2002, we divested 21 million shares of ASI stock and at December 31, 2002 Amkor owned 26.7 million shares of ASI or 21%. The carrying value of our remaining investment in ASI at December 31, 2002 was $77.5 million, or $2.90 per share. On March 24, 2003, we sold an additional 7 million shares of ASI common stock to an investment bank for 24.4 billion Korean won ($19.5 million based on the spot exchange rate as of the transaction date) which approximates the carrying value of those shares. As part of that sale, we purchased a nondeliverable call option for $6.7 million that expires December 2003 and is indexed to ASI's share price with a strike price of $1.97 per share. The net proceeds from the exercise of the option could be less than the current carrying value and could expire unexercised losing our entire investment in the option. As of March 24, 2003, we owned 19.7 million shares of ASI, or 16% of ASI's voting stock. Beginning March 24, 2003, we ceased accounting for our investment in ASI under the equity method of accounting and commenced accounting for our investment as a marketable security that is available for sale.

     Historically, we have had other relationships with ASI affiliated companies for financial services, construction services, materials and equipment. Each of these transactions was conducted on an arms-length basis in the ordinary course of business. In addition, ASI's former construction subsidiary is currently in reorganization and its affairs are managed by a number of creditor banks; all transactions between Amkor and this entity are subject to review and approval by these banks. Total purchases from ASI and its affiliates included in cost of revenue for the years ended December 31, 2002, 2001 and 2000 were $212.6 million, $161.6 million and $499.8 million. Additionally, financial services performed by ASI and its affiliates included in interest expense for the year ended December 31, 2000 was $1.6 million. Construction services and equipment purchases received from ASI and its affiliates capitalized during the years ended December 31, 2002, 2001 and 2000 were $2.8 million, $14.7 million and $38.8 million, respectively.

     Total purchases from Acqutek included in cost of revenue for 2002, 2001 and 2000 were $16.0 million, $14.0 million and $29.2 million, respectively. We believe these transactions with Acqutek were conducted on an arms-length basis in the ordinary course of business.

     We entered into indemnification agreements with our officers and directors. These agreements contain provisions which may require us, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). We also agreed to advance them any expenses for proceedings against them that we agreed to indemnify them from.

     As of December 31, 2002, Mr. James Kim and members of his immediate family beneficially owned approximately 44% of our outstanding common stock.

     Amkor Electronics, Inc. (AEI), which was merged into our Company just prior to the initial public offering of our Company in May 1998, elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code of 1986 and comparable state tax provisions. As a result, AEI did not recognize U.S. federal corporate income taxes. Instead, the stockholders of AEI were taxed on their proportionate share of AEI's taxable income. Accordingly, no provision for U.S. federal income taxes was recorded for AEI. Just prior to the initial public offering, AEI terminated its S Corporation status at which point the profits of AEI became subject to federal and state income taxes at the corporate level. We consummated a tax indemnification agreement between us, our predecessor and James Kim and his family (collectively, the "Kim Family"). James Kim, is our founder and significant stockholder, and currently serves as our Chairman and CEO. Under the terms of the tax indemnification agreement, Amkor indemnifies the former owners of AEI for the settlement of AEI's S Corporation federal and state tax returns and any adjustments to the reported taxable income. At the time AEI was converted to a C Corporation, AEI and the Kim Family identified certain federal and state tax overpayments associated with the results of AEI during S Corporation status years and AEI, in May 1998, paid such amounts to the Kim Family. These amounts, which principally related to the finalization of AEI's federal tax return, are reflected as a receivable from stockholder in the stockholders' equity section of our balance sheets. As the refunds are paid by the associated taxing authorities and received by the Kim Family, the Kim Family, in turn, remits the funds to Amkor. During 2002, $0.4 million of tax refunds were received by the Kim Family and used to pay down the stockholder loan. The loan balance will be further reduced as AEI's tax returns are finalized and refunds remitted by the associated taxing authorities.

     We lease office space in West Chester, Pennsylvania from certain of our stockholders. The lease expires in 2006. We have the option to extend the lease for an additional 10 years through 2016. Amounts paid for this lease in 2002 were $1.2 million.

     We have historically maintained split-value life insurance policies on the joint lives of James J. Kim and Agnes C. Kim for the benefit of the Trust of James J. Kim dated September 30, 1992 (the "1992 Trust"). No premium payments were made by Amkor in 2002. In the event of the death of James J. Kim or Agnes
C. Kim we will receive in death benefits an amount equal to the lesser of the total net premiums paid in cash by us or the net cash surrender value of the policy as of the date of such death.

     In January 1998, we loaned $120,000 to Mr. Boruch, our President and Chief Operating Officer, of which $99,000 was outstanding as of December 31, 2002 and repaid in 2003. This loan was interest bearing at a rate of 7% per year.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Amkor with copies of all forms that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no other reports were required for such persons, Amkor believes that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were complied with in a timely fashion.

                             DIRECTORS AND OFFICERS

     JAMES J. KIM. For a brief biography on Mr. Kim, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     JOHN N. BORUCH. For a brief biography on Mr. Boruch, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     BRUCE J. FREYMAN. Bruce J. Freyman, 42, has served as our Executive Vice President of Manufacturing and Product Operations since January 2002. Prior to his appointment as Executive Vice President, Mr. Freyman served in a number of positions at Amkor, including Corporate Vice President of Manufacturing and Product Operations (March 2001 to January 2002), Corporate Vice President of Product Operations (September 1998 to March 2001), and Corporate Vice President of laminate Products (January 1997 to September 1998). Before joining Amkor, Mr. Freyman spent several years with Motorola, last serving as the Semiconductor Packaging Manager for Motorola's Communications Sector. Mr. Freyman holds an M.B.A. from Florida Atlantic University, and a B.S. in Chemical Engineering from the University of Massachusetts.

     KENNETH T. JOYCE. Kenneth T. Joyce, 55, has served as our Executive Vice President and Chief Financial Officer since July 1999. Prior to his election as our Chief Financial Officer, Mr. Joyce served as our Vice President and Operations Controller since 1997. Prior to joining our Company, he was Chief Financial Officer of Selas Fluid Processing Corporation, a subsidiary of Linde AG. Mr. Joyce is also former Vice President, Finance and Chief Financial officer of Selas Corporation of America (Amex: SLS) and was responsible for the sale of Selas' Fluid Processing business to Linde AG. Mr. Joyce began his accounting career in 1971 at KPMG Peat Marwick. Mr. Joyce is a certified public accountant. Mr. Joyce earned a B.S. in Accounting from Saint Joseph's University and an M.B.A. in Finance from Drexel University.

     WINSTON J. CHURCHILL. For a brief biography on Mr. Churchill, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     THOMAS D. GEORGE. For a brief biography on Mr. George, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     GREGORY K. HINCKLEY. For a brief biography on Mr. Hinckley, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     DR. JUERGEN KNORR. For a brief biography on Dr. Knorr, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     JOHN B. NEFF. For a brief biography on Mr. Neff, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     JAMES W. ZUG. For a brief biography on Mr. Zug, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

                             EXECUTIVE COMPENSATION

     Summary Compensation. The following table sets forth compensation earned during each of the three years in the period ending 2002 by our Chief Executive Officer and the four employees representing the Company's other most highly-compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                   ANNUAL           COMPENSATION
                                                COMPENSATION         SECURITIES
                                            ---------------------    UNDERLYING       ALL OTHER
NAME                                 YEAR    SALARY     BONUS(1)     OPTIONS(2)    COMPENSATION(3)
----                                 ----   --------   ----------   ------------   ---------------
James J. Kim(4)....................  2002   $790,000   $       --     250,000         $  8,454
  Chief Executive Officer            2001   $790,000   $   79,000     250,000         $  8,173
  and Chairman                       2000   $783,800   $1,740,000     250,000         $  8,200
John N. Boruch(5)..................  2002   $580,000   $       --     225,000         $  9,326
  Chief Operating Officer and        2001   $580,000   $   58,000     175,000         $ 14,780
  President                          2000   $575,400   $  633,625     150,000         $ 15,400
Bruce J. Freyman(7)................  2002   $385,000   $       --     200,000         $  9,807
  Executive Vice President,          2001   $352,692   $   35,000     150,000         $  6,000
  Manufacturing and Product          2000   $326,923   $  301,813     150,000         $  6,000
  Operations
Kenneth T. Joyce(6)(7).............  2002   $235,000   $       --      70,000         $  8,286
  Executive Vice President and
     Chief                           2001   $235,000   $   23,500      40,000         $106,000
  Financial Officer                  2000   $231,200   $  218,500      40,000         $  6,000
Eric R. Larson(7)(8)...............  2002   $275,000   $       --      70,000         $ 15,609
  Executive Vice President,
     Corporate                       2001   $275,000   $   27,500      40,000         $  6,000
  Development and Wafer Fab          2000   $273,100   $  219,600      40,000         $  6,000

---------------

(1) Bonus amounts include incentive compensation earned in the year indicated but that were approved by our Board of Directors and paid in the following year and payments under the Employee Profit Sharing Plan for the year indicated for the prior year's results. No incentive compensation was earned in 2002.

(2) Long-term compensation represents stock options issued under the 1998 Stock Plan.

(3) All other compensation for all of the named executive officers includes $6,000 paid to each executive's 401(k) plan.

(4) All other compensation for Mr. Kim includes a reimbursement for vehicle expenses.

(5) All other compensation for Mr. Boruch includes reimbursement for vehicle expenses and in 2001 and 2000 imputed loan interest.

(6) All other compensation for Mr. Joyce in 2001 includes a reimbursement for relocation costs.

(7) All other compensation for Messrs. Freyman, Joyce and Larson in 2002 includes a reimbursement for vehicle expenses.

(8) Mr. Larson ceased to be an executive officer of the Company in March 2003.

                          OPTION GRANTS IN FISCAL 2002

     The following table provides information concerning each grant of options to purchase our common stock made during 2002 to the Named Executive Officers.

                                        INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE
                              -------------------------------------                   MINUS EXERCISE PRICE AT
                                                                                      ASSUMED ANNUAL RATES OF
                              NUMBER OF     % OF TOTAL                             STOCK PRICE APPRECIATION FOR
                              SECURITIES     OPTIONS      EXERCISE                 -----------------------------
                              UNDERLYING    GRANTED TO    PRICE PER                       OPTION TERM(2)
                               OPTIONS     EMPLOYEES IN     SHARE     EXPIRATION   -----------------------------
            NAME              GRANTED(1)   FISCAL YEAR     ($/SH)        DATE           5%              10%
            ----              ----------   ------------   ---------   ----------   -------------   -------------
James J. Kim................   250,000(3)       6.3%       $13.00      2/22/12      $2,043,908      $5,179,663
  Chief Executive Officer
  and Chairman
John N. Boruch..............   225,000(3)       5.6%       $13.00      2/22/12      $1,839,517      $4,661,697
  Chief Operating Officer
  and President
Bruce J. Freyman............   200,000(3)       5.0%       $13.00      2/22/12      $1,635,126      $4,143,731
  Executive Vice President,
  Manufacturing and Product
  Operations
Kenneth T. Joyce............    70,000(3)      1.75%       $13.00      2/22/12      $  572,295      $1,450,306
  Executive Vice President
  and Chief Financial
  Officer
Eric R. Larson(4)...........    70,000(3)      1.75%       $13.00      2/22/12      $  572,295      $1,450,306
  Executive Vice President,
  Corporate Development and
  Wafer Fab

---------------

(1) All options shown granted in fiscal 2002 become exercisable as to 25% of the share subject to the option exercisable starting one year after the date of grant and an additional 1/48 of such shares subject to the option becoming exercisable each month thereafter.

(2) Potential realizable value is based on the assumption that: (1) our common stock will appreciate at the compound annual rate shown from the date of grant until the expiration of the option term and (2) that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. We assume stock appreciation of 5% and 10% pursuant to rules promulgated by the Securities and Exchange Commission, and these percentages do not reflect our estimate of future stock price growth.

(3) Each of the Named Executive Officers surrendered these options pursuant to a voluntary stock option replacement program initiated on November 8, 2002. This program allowed employees and members of our Board of Directors to surrender their existing options and to receive new option grants six months and one day after the tendered options were cancelled. We will issue new option grants equal to the same number of shares surrendered by the employees and members of our Board of Directors. The exercise price will equal the fair market value of common stock as of the new grant date which is expected to be no earlier than June 12, 2003.

(4) Mr. Larson ceased to be an executive officer of the Company in March 2003.

                             YEAR-END OPTION VALUES

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the Named Executive Officers as of December 31, 2002. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our common stock.

                                                           NUMBER OF SECURITIES             DOLLAR VALUE OF
                                                                UNDERLYING                    UNEXERCISED
                                                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                 SHARES                    DECEMBER 31, 2002(1)          DECEMBER 31, 2002(2)
                                ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                           ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   --------   -----------   -------------   -----------   -------------
James J. Kim.................        --            --          --            --             --             --
  Chief Executive Officer and
  Chairman
John N. Boruch...............    50,000      $414,450     137,317        10,418             --             --
  Chief Operating Officer and
  President
Bruce Freyman................        --            --     150,207         3,647             --             --
  Executive Vice President,
  Operations
Kenneth T. Joyce.............        --            --      22,166           834             --             --
  Executive Vice President
  and Chief Financial Officer
Eric R. Larson(3)............        --            --     103,874         3,126             --             --
  Executive Vice President,
  Corporate Development and
  Wafer Fab

---------------

(1) On November 8, 2002, we initiated a voluntary stock option replacement program which allowed employees and members of our Board of Directors to surrender their existing options and to receive new option grants six months and one day after the tendered options were cancelled. We will issue new option grants equal to the same number of shares surrendered by the employees and members of our Board of Directors. The exercise price will equal the fair market value of common stock as of the new grant date, which is expected to be no earlier than June 12, 2003. On December 11, 2002, the following Named Executive Officers surrendered the following number of stock options pursuant to the program:

                                                                SHARES
                                                              SURRENDERED
                                                              -----------
James J. Kim................................................    750,000
John N. Boruch..............................................    900,000
Bruce J. Freyman............................................    500,000
Kenneth T. Joyce............................................    150,000
Eric Larson.................................................    150,000

(2) None of the options held by the Named Executive Officers as of December 31, 2002 had an exercise price less than $4.76, the value of our common stock as of December 31, 2002 as reported by the Nasdaq Stock Market.

(3) Mr. Larson ceased to be an executive officer of the Company in March 2003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                        AND RELATED STOCKHOLDER MATTERS

     The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of May 31, 2003 by:

     - each person or entity who is known by us to beneficially own 5% or more of our outstanding common stock;

     - each of our directors; and

     - the Named Executive Officers.

                                                              BENEFICIAL OWNERSHIP(A)
                                                              ------------------------
                                                               NUMBER OF    PERCENTAGE
NAME AND ADDRESS                                                SHARES      OWNERSHIP
----------------                                              -----------   ----------
James J. Kim Family Control Group(b)(m).....................   73,238,641      44.3%
  1345 Enterprise Drive
  West Chester, PA 19380
J. & W. Seligman & Co. Incorporated(c)......................    9,515,860       5.8
  100 Park Avenue
  New York, New York 10017
Winston J. Churchill(d)(m)..................................       30,000         *
Thomas D. George(e).........................................       40,000         *
Gregory K. Hinckley(f)......................................       38,000         *
Dr. Juergen Knorr(m)........................................           --         *
John B. Neff(g).............................................      225,000         *
James W. Zug................................................        5,100         *
John N. Boruch(h)(m)........................................      208,550         *
Eric R. Larson(i)(m)........................................      114,399
Kenneth T. Joyce(j)(m)......................................       41,547         *
Bruce J. Freyman(k)(m)......................................      180,963         *
All directors and Named Executive Officers(l)...............   74,122,200      44.6

---------------

 *   Represents less than 1%.

(a) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that will be exercisable on or before July 30, 2003 are deemed outstanding. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned.

(b) Represents 29,727,093 shares held by James J. and Agnes C. Kim; 139,516 shares issuable upon the conversion of convertible debt held by Mrs. Kim that is convertible on or before July 30, 2003; 14,457,344 shares held by the David D. Kim Trust of December 31, 1987; 14,457,344 shares held by the John T. Kim Trust of December 31, 1987; 6,257,344 shares held by the Susan
     Y. Kim Trust of December 31, 1987; and 8,200,000 shares held by the Trust of Susan Y. Kim dated April 16, 1998 established for the benefit of Susan
     Y. Kim's minor children, with Susan Y. Kim as the Trustee. James J. and Agnes C. Kim are husband and wife and, accordingly, each may be deemed to beneficially own shares of our common stock held in the name of the other. David D. Kim, John T. Kim and Susan Y. Kim are children of James J. and Agnes C. Kim. Each of the David D. Kim Trust of

     December 31, 1987, John T. Kim Trust of December 31, 1987 and Susan Y. Kim Trust of December 31, 1987 has in common Susan Y. Kim and John F.A. Earley as co-trustees, in addition to a third trustee (John T. Kim in the case of the Susan Y. Kim Trust and the John T. Kim Trust, and David D. Kim in the case of the David D. Kim Trust) (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). All of the above-referenced trusts, together with their respective trustees and James
     J. and Agnes C. Kim may be considered a "group" under Section 13(d) of the Exchange Act on the basis that the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of our common stock held by them, in their discretion, in concert with James Kim's extended family. This group may be deemed to have beneficial ownership of 73,238,641 shares or approximately 44.3% of the outstanding shares of our common stock. Each of the foregoing persons stated that the filing of their beneficial ownership reporting statements shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of the shares of our common stock reported as beneficially owned by the other such persons.

(c) J. & W. Seligman & Co. Incorporated ("JWS") reported in a Schedule 13G/A filed with the Commission on February 11, 2003 that it beneficially owned these shares as of December 31, 2002. JWS also reported that William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own the shares beneficially owned by JWS. JWS is the investment adviser for Seligman Communications and Information Fund, Inc. (the "Fund"). Of the 9,515,860 shares that JWS beneficially owns, the Fund beneficially owns 9,060,000 shares.

(d) Includes 20,000 shares issuable upon the exercise of stock options that are exercisable by Mr. Churchill on or before July 30, 2003.

(e) Includes 30,000 shares issuable upon the exercise of stock options that are exercisable by Mr. George on or before July 30, 2003.

(f) Includes 30,000 shares issuable upon the exercise of stock options that are exercisable by Mr. Hinckley on or before July 30, 2003.

(g) Includes 25,000 shares issuable upon the exercise of stock options that are exercisable by Mr. Neff on or before July 30, 2003.

(h) Includes 158,392 shares issuable upon the exercise of stock options that are exercisable by Mr. Boruch on or before July 30, 2003.

(i) Includes 107,000 shares issuable upon the exercise of stock options that are exercisable by Mr. Larson on or before July 30, 2003. Mr. Larson ceased to be an executive officer of the Company in March 2003.

(j) Includes 23,000 shares issuable upon the exercise of stock options that are exercisable by Mr. Joyce on or before July 30, 2003.

(k) Includes 153,854 shares issuable upon the exercise of stock options that are exercisable by Mr. Freyman on or before July 30, 2003.

(l) Includes 547,246 shares issuable upon the exercise of stock options that are exercisable on or before July 30, 2003.

(m) On November 8, 2002, we initiated a voluntary stock option replacement program which allowed employees and members of our Board of Directors to surrender their existing options and to receive new option grants six months and one day after the tendered options are cancelled. We will issue new option grants equal to the same number of shares surrendered by the employees and members of our Board of Directors. The exercise price will equal the fair market value of common stock as of the new grant date which is expected to be no earlier than June 12, 2003. The vesting terms of the new options will be similar to the tendered options except the new options contain an additional one year vesting period prior to any options becoming exercisable. On December 11, 2002, the following Named Executive Officers and Directors surrendered the following number of stock options pursuant to the program:

                                                                SHARES
                                                              SURRENDERED
                                                              -----------
James J. Kim................................................    750,000
John N. Boruch..............................................    900,000
Bruce J. Freyman............................................    500,000
Kenneth T. Joyce............................................    150,000
Eric Larson.................................................    150,000
Winston J. Churchill........................................     15,000
Juergen Knorr...............................................     20,000

     The calculation of beneficial ownership does not include any shares that were surrendered pursuant to the voluntary stock option replacement program.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent accountants for fiscal 2003 subject to your approval.
PricewaterhouseCoopers has served as our independent accountants since 2000. The Board of Directors expects that representatives of PricewaterhouseCoopers will attend the Annual Meeting to answer appropriate questions.

     The following table shows the fees paid or accrued by our Company for the audit and other services provided by PricewaterhouseCoopers for fiscal year 2002.

Audit Fees(1)...............................................  $1,234,000
Financial Information Systems Design and Implementation
  Fees......................................................          --
All Other Fees(2)...........................................     324,000
                                                              ----------
Total.......................................................  $1,558,000
                                                              ==========

     (1) Audit services of PricewaterhouseCoopers for 2002 consisted of the audit of our consolidated financial statements and of the consolidated financial statements of ASI, an equity investment of our Company. Such audit services also included quarterly reviews of our and ASI's financial statements.

     (2) "All Other Fees" includes $230,000 for audit-related services, including, among other items, services performed in connection with debt financings, statutory reporting, and filings made with the Securities and Exchange Commission, and $94,000 for other services, including, among other items, tax consulting services and due diligence procedures related to mergers and acquisitions.

REQUIRED VOTE

     The ratification of the selection of PricewaterhouseCoopers requires the affirmative vote of the holders of the majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF
        PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2003.

                            STOCK PERFORMANCE GRAPH
                 COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN

     The following performance graph compares the monthly cumulative total stockholder return on Amkor common stock with the Standard & Poor's 500 Stock Index and the Philadelphia Semiconductor Sector Index from (using Amkor's initial public offering price of $11.00) May 1, 1998 through market close on December 31, 2002. The graph is based on the assumption that $100 was invested on May 1, 1998 in each of Amkor common stock, the Standard & Poor's 500 Stock Index and the Philadelphia Semiconductor Sector Index.

     The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.

                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
               AMONG AMKOR TECHNOLOGY, INC., THE S & P 500 INDEX
                AND THE PHILADELPHIA SEMICONDUCTOR SECTOR INDEX
[STOCK PERFORMANCE GRAPH]

                                                                                                              PHILADELPHIA
                                                    AMKOR TECHNOLOGY,                                         SEMICONDUCTOR
                                                          INC.                      S & P 500                    SECTOR
                                                    -----------------               ---------                 -------------
5/98                                                        100                         100                         100
6/98                                                      84.94                      102.27                       87.73
9/98                                                      44.32                        92.1                       91.02
12/98                                                      98.3                      111.71                      133.09
3/99                                                      71.59                      117.28                      141.89
6/99                                                      93.18                      125.55                      161.49
9/99                                                     146.59                      117.71                      186.64
12/99                                                    256.82                      135.22                      234.48
3/00                                                     482.39                      138.32                      357.08
6/00                                                     321.03                      134.65                      339.54
9/00                                                      237.5                      133.34                      231.87
12/00                                                    141.05                      122.91                      170.92
3/01                                                      148.3                      108.34                      147.75
6/01                                                     200.91                      114.68                      164.58
9/01                                                      95.64                       97.85                      112.02
12/01                                                    145.73                       108.3                      155.62
3/02                                                     202.82                       108.6                      163.93
6/02                                                      56.55                       94.05                      109.01
9/02                                                      21.64                        77.8                       74.71
12/02                                                     43.27                       84.37                       81.44

       * $100 INVESTED ON 5/1/98 IN STOCK OR INDEX --
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING DECEMBER 31.

                                   APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE

                           OF THE BOARD OF DIRECTORS

                                       OF

                             AMKOR TECHNOLOGY, INC.
                         (AS REVISED ON JUNE 27, 2003)

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of Amkor Technology, Inc. (the "COMPANY") shall be to:

     - Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

     - Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

     - Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

     - Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe or as may be required by law from time to time.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors, all of whom in the judgment of the Board of Directors shall be independent in accordance with listing standards of the Nasdaq Stock Market. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's financial statements. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with the listing standards of the Nasdaq Stock Market. In addition, Audit Committee members will satisfy any additional requirements mandated by rules and regulations of the SEC or the listing standards of the Nasdaq Stock Market. The Audit Committee will review its membership annually for compliance with the above requirements and provide a certification to the Board of Directors of the Company that each of its members complies with the foregoing requirements.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     - Pre-approving all audit services provided to the Company by the independent auditors; in this regard the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

     - Pre-approving non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard the Audit Committee shall have the authority to appoint a sub-Committee of one or more members of the Audit Committee and/or to pre-approve non-audit services by establishing detailed pre-approval policies as to the particular service, provided that the Audit Committee is informed of each service pre-approved (no less frequently than at each meeting of the Audit Committee) and that no pre-approval shall be delegated to management of the Company. In considering whether to pre-approve any non-audit services, the Audit Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors.

     - Sole authority for overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     - Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) receiving and reviewing a report by the independent auditors describing any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities and any steps taken to deal with any such issues; (iv) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and
       (v) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

     - Ensuring that the Company's independent auditors meet current standards for independence, including any standards promulgated under the Sarbanes-Oxley Act ("SOA"), the rules of the SEC or the Public Accounting Oversight Board;

     - Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

     - Reviewing and discussing with management and the Company's independent auditors the preparation and content of any officer certifications required by the SOA or the SEC to be filed with the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K or any other periodic report;

     - Discussing with management and internal audit representatives the activities, organizational structure and qualifications of the Company's internal audit function;

     - Reviewing any reports by management or internal auditors regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls and reviewing before release the disclosure regarding the Company's system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

     - Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and Audit Committee members, member qualifications and activities;

     - Instituting special investigations with full access to all books, records, facilities and personnel of the Company as and when the Audit Committee determines appropriate and necessary for the conduct of its duties;

     - Engage and determine funding for outside legal, accounting or other advisors as and when the Audit Committee determines appropriate and necessary for the conduct of its duties;

     - Reviewing its own charter, structure, processes and membership requirements;

     - Providing such report in the Company's proxy statement and other disclosure documents as required by the rules of the SEC; and

     - Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

     The Audit Committee will meet at least four times each year.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.

COMPENSATION:

     Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

     Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

LIMITATION OF AUDIT COMMITTEE'S ROLE:

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to establish the scope or procedures for the Company's internal audit processes or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

PROXY

                             AMKOR TECHNOLOGY, INC.
                             1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 25, 2003

The undersigned hereby appoints James J. Kim and Kenneth T. Joyce the proxies (each with power to act alone and with power of substitution) of the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Amkor Technology, Inc. to be held on July 30, 2003, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting.

      1. Election of Directors. Nominees:

             James J. Kim, John N. Boruch, Winston J. Churchill,
             Thomas D. George, Gregory K. Hinckley, John B. Neff, Juergen Knorr, James Zug

      2. Ratification of appointment of independent auditors.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. ON MATTERS ON WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF AMKOR'S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -




                            [AMKOR TECHNOLOGY LOGO]

[X] PLEASE MARK YOUR                                                     3060
    VOTES AS IN THIS
    EXAMPLE.

          IF THIS CARD IS PROPERLY EXECUTED, SHARES WILL BE VOTED IN THE
    MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE,
    THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
          Amkor's Board of Directors recommends a vote FOR election of directors and Proposal 2.
--------------------------------------------------------------------------------
                                      FOR       WITHHELD

1.   Election of Directors.           [ ]         [ ]
     (see reverse)

   For, except vote withheld from the following nominee(s):


   --------------------------------

                                      FOR       AGAINST      ABSTAIN

2.   Ratification of appointment of   [ ]         [ ]          [ ]
     Independent Auditors.




                                    Please sign exactly as name appears above.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    --------------------------------------------

                                    --------------------------------------------
                                    SIGNATURE (S)                 DATE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                            [AMKOR TECHNOLOGY LOGO]
                             1345 Enterprise Drive
                        West Chester, Pennsylvania 19380

                                                          May 24, 2002

       To our Stockholders:

                You are cordially invited to attend the Annual
       Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Wednesday, June 30, 2003 at 11:00 a.m., at Wyndham Suites Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700.

                The actions expected to be taken at the Annual
       Meeting are described in detail in the attached Proxy
       Statement and Notice of Annual Meeting of Stockholders.

                We also encourage you to read the Annual Report. It includes information about our company, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy
       Statement.

                Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

                We look forward to seeing you at the Annual Meeting.

                                      Sincerely,

                                      /s/ James J. Kim

                                      James J. Kim
                                      Chairman of the Board and Chief
                                      Executive Officer